UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2010, the Board of Directors of Evans Bancorp, Inc. (the "Company") appointed Nicholas J. Snyder, age 29, to serve as Vice President and Controller of Evans Bank, N.A. ("the Bank"). In this capacity, Mr. Snyder will serve as the Company’s principal accounting officer. Mr. Snyder replaces John Connerton, who had served as the Company’s principal accounting officer since February 2008.
Mr. Snyder, a certified public accountant, had served as Assistant Vice President and Assistant Controller of the Bank since March 2007. Previous to his employment with the Bank, he was a financial analyst in the Corporate Finance department of M&T Bank from 2005-2007 and an auditor at KPMG LLP from 2003-2005.

Item 7.01 Regulation FD Disclosure.

On August 16, 2010, the Board of Directors of the Company declared a semi-annual cash dividend of $0.20 per share on the Company’s outstanding common stock. The dividend is payable on October 6, 2010 to shareholders of record as of September 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

August 17, 2010	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.